Exhibit 99

Form Version

Bristol-Myers Squibb Company

4.375% Senior Notes Due 2016

4.625% Senior Notes Due 2021

Subscription Agreement

November 20, 2006

[intentionally omitted]

[intentionally omitted]

[intentionally omitted]

As representatives of the several Managers

named in Schedule I hereto,

c/o [intentionally omitted]

Ladies and Gentlemen:

Bristol-Myers Squibb Company, a corporation organized under the laws of Delaware (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Managers named in Schedule I hereto (the “Managers”), for whom you (the “Representatives”) are acting as representatives, an aggregate of €500,000,000 principal amount of its 4.375% Senior Notes due 2016 (the “2016 Notes”) and €500,000,000 principal amount of its 4.625% Senior Notes due 2021 (the “2021 Notes”, and together with the 2016 Notes, the “Securities”). The Securities will be offered and sold to the Managers without being registered under the United States Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from the registration requirements thereof, and resold by the Managers outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act (“Regulation S”).

The Securities will be issued pursuant to a fiscal and paying agency agreement expected to be dated as of November 22, 2006 (the “Fiscal Agency Agreement”), establishing the terms of the Securities, between the Company, The Bank of New York as fiscal and principal paying agent and AIB/BNY Fund Management (Ireland) Limited as the paying agent in Ireland (together, the “Fiscal Agents”). Application has been made to the Alternative Securities Market of the Irish Stock Exchange (the “ISE”) for the listing of the Securities.

1.	The Company represents and warrants to, and agrees with, each of the Managers that:

(a)	A preliminary listing particulars document, dated November 13, 2006 (the “Preliminary Listing Particulars”) and a listing particulars document, dated November 20, 2006 (the “Listing Particulars”) have been prepared in connection with the offering of the Securities. Unless otherwise stated, any reference to the Preliminary Listing Particulars or the Listing Particulars shall be deemed to refer to and include the documents incorporated therein by reference, which include the Company’s two most recent Annual Reports on Form 10-K, and all subsequent documents filed with the ISE in accordance with their rules and regulations on or prior to the date of such circular and any reference to the Preliminary Listing Particulars or the Listing Particulars, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the ISE pursuant to their rules and regulations after the date of the Preliminary Listing Particulars or the Listing Particulars, as the case may be, and prior to such specified date; and all documents filed under the ISE and so deemed to be included in the Preliminary Listing Particulars or the Listing Particulars, as the case may be, or any amendment or supplement thereto are hereinafter called the “ISE Documents”. The ISE Documents, when they were or are filed with the ISE, conformed or will conform in all material respects to the applicable requirements of the ISE’s rules and regulations; and no such documents were filed with the ISE since the ISE’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II hereof. The Preliminary Listing Particulars or the Listing Particulars and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Manager through the Representatives expressly for use therein;

(b)	Neither the Company nor any of its significant subsidiaries, as defined in Rule 1-02(w) of Regulation S-X under the Securities Act (the “Significant Subsidiaries”) has sustained since the date of the latest audited financial statements included in the Listing Particulars any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Listing Particulars; and, since the respective dates as of which information is given in the Listing Particulars, there has not been any change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Listing Particulars;

(c)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Listing Particulars;

(d)	All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable;

(e)	The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits provided by the Fiscal Agency Agreement under which they are to be issued, which will be substantially in the form previously delivered to you subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; this Agreement has been duly authorized, executed and delivered; the Fiscal Agency Agreement has been duly authorized and, when executed and delivered by the Company and the Fiscal Agents, the Fiscal Agency Agreement will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Fiscal Agency Agreement will conform to the descriptions thereof in the Listing Particulars and will be in substantially the form previously delivered to you;

(f)	None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(g)	Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(h)

The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Fiscal Agency Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such breaches, violations and defaults that individually and in the aggregate would not reasonably be expected to have a material adverse affect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries (a “Material Adverse Effect”), (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, or (iii) result in any violation of any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except for such breaches, violations and defaults that individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Fiscal Agency Agreement, except such as have been, or will have been prior to the Closing Date, obtained under the applicable rules of the ISE or which if not obtained would not have a Material Adverse Effect and such consents, approvals, authorizations, registrations or qualifications as may be required in connection with the purchase and distribution of the Securities by the Managers;

(i)	Neither the Company nor any of its Significant Subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such violations that individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect;

(j)	The statements set forth in the Listing Particulars under the caption “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(k)	Other than as set forth in the Listing Particulars and the documents incorporated therein by reference, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or any of its Significant Subsidiaries, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(l)	Except as described in the Listing Particulars and the documents incorporated therein by reference, to the Company’s knowledge, the Company and its Significant Subsidiaries own, possess or have the right to employ sufficient patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted. Except as described in the Listing Particulars and the documents incorporated therein by reference, neither the Company nor any of its Significant Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the Intellectual Property Rights except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Except as described in the Listing Particulars and the documents incorporated therein by reference, to the Company’s knowledge the use of the Intellectual Property Rights in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person, except as could not reasonably be expected to individually or in the aggregate result in a Material Adverse Effect;

(m)

Except as described in the Listing Particulars and the documents incorporated therein by reference, neither the Company nor any of its Significant Subsidiaries (i) is in violation of any law, statute, or any rule, regulation, decision or order of any governmental agency or body or any court relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), (ii) owns or operates any real property which, to its knowledge, is contaminated with any substance that is subject to any environmental laws, (iii) is, to its knowledge, liable for any off-site disposal or contamination pursuant to any environmental laws, or (iv) has received any written notice of any claim under any environmental laws and the Company is not aware of any pending investigation which could reasonably be expected to lead to such a claim, in each such case, which violation, contamination, liability or claim would have, individually or in the aggregate, a Material Adverse Effect;

(n)	The Company is subject to Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(o)	The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p)	Neither the Company nor any person acting on its or their behalf has offered or sold the Securities in the United States to any U.S. person (as such term is defined in Regulation S) by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied and will comply with the “offering restriction” within the meaning of such Rule 902;

(q)	The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As of September 30, 2006, the Company’s internal control over financial reporting was effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(r)	Since the date of the latest audited financial statements included or incorporated by reference in the Listing Particulars, except as disclosed in the Listing Particulars, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(s)	The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and as of September 30, 3006, such disclosure controls and procedures were effective; and

(t)	PricewaterhouseCoopers LLP, which has audited certain financial statements of the Company and its subsidiaries and have audited the Company’s internal control over financial reporting and management’s assessment thereof, and Deloitte & Touche LLP, each is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder;

2.	Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, Company agrees to issue and sell to each of the Managers, and each of the Managers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.502% and 98.356% of the principal amount of the 2016 Notes and 2021 Notes respectively, the principal amount of Securities set forth opposite the name of such Manager in Schedule I hereto.

3.	Upon the authorization by you of the release of the Securities, the several Managers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Listing Particulars and each Manager hereby represents and warrants to, and agrees with the Company that it will offer and sell the Securities only upon the terms and conditions set forth in Annex I to this Agreement.

4.	(a)	The Securities to be purchased by each Manager hereunder will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company with a common depositary for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”). The Company will deliver the Securities to [intentionally omitted], for the account of each Manager, against payment by or on behalf of such Manager of the purchase price therefor by wire transfer in Federal (same day) funds, by causing Euroclear or Clearstream to credit the Securities to the account of [intentionally omitted] maintained at or through Euroclear or Clearstream. The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Closing Date (as defined below) at the office of Sullivan & Cromwell LLP, 1 New Fetter Lane, London EC4A 1AN, England (the “Closing Location”). The time and date of such delivery and payment shall be 9:30 a.m., London time, on November 22, 2006 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the “Closing Date”.

(b)	The documents to be delivered on the Closing Date by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Managers pursuant to Section 7(i) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at a common depositary for Euroclear and Clearstream, all on the Closing Date. A meeting will be held at the Closing Location at 3:00 p.m., London time, on the Business Day next preceding the Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York and London are generally authorized or obligated by law or executive order to close.

5.	The Company agrees with each of the Managers:

(a)	To prepare the Listing Particulars in a form approved by you; to make no amendment or any supplement to the Listing Particulars (other than in connection with the filing with the ISE of any periodic or current reports of the Company) which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b)

Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)	To furnish the Managers with written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if the delivery of the Listing Particulars is required at any time in connection with the offering or sale of the Securities, any event shall have occurred as a result of which the Listing Particulars as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Listing Particulars are delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Listing Particulars, to notify you and upon your request to prepare and furnish without charge to each Manager and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Listing Particulars or a supplement to the Listing Particulars which will correct such statement or omission or effect such compliance;

(d)	During the period beginning from the date hereof and continuing until the Closing Date, not to offer, sell contract to sell or otherwise dispose of, except as provided hereunder and as provided under the underwriting agreement between the Company and the underwriters named therein relating to the Company’s proposed registered offering of newly issued U.S. dollar-denominated notes, any securities of the Company that are substantially similar to the Securities without your prior written consent;

(e)	Not to be or become, at any time prior to the expiration of two years after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f)	that if after the preparation of the Listing Particulars for submission to the ISE and before the commencement of dealings in the Securities following their admission to the Alternative Securities Market, any event shall have occurred as a result of which the Listing Particulars as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Listing Particulars are delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Listing Particulars, the Company shall give to the Representatives, on behalf of the Managers, full information about the change or matter and shall produce and publish a supplementary Listing Particulars (in a form approved by the Representatives on behalf of the Managers) in accordance with the rules and regulations of the ISE and deliver to the Managers without charge as many copies of the relevant amendments or supplementary Listing Particulars as the Managers may reasonably require;

(g)	To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Listing Particulars under the caption “Use of Proceeds”; and

(h)	To apply to have the Securities listed on the Alternative Securities Market of the ISE on the Closing Date or as soon as practicable thereafter.

6.	The Company covenants and agrees with the several Managers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Listing Particulars and the Listing Particulars and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Managers and dealers; (ii) the cost of printing or producing any Agreement among Managers, this Agreement, the Fiscal Agency Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Managers in connection with such qualification and in connection with the legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Fiscal Agents and any agent of the Fiscal Agents and the fees and disbursements of counsel for the Fiscal Agents in connection with the Fiscal Agency Agreement and the Securities; (vii) all fees and expenses in connection with listing the Securities on the ISE and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Managers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

7.	The obligations of the Managers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)	Sullivan & Cromwell LLP, counsel for the Managers, shall have furnished to you such opinion or opinions, dated the Closing Date, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b)	Cravath, Swaine & Moore LLP, special counsel for the Company, shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

(i)	Based solely on its review of a certificate from the Secretary of State of Delaware, the Company is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Listing Particulars;

(ii)	This Agreement has been duly authorized, executed and delivered by the Company;

(iii)

The Securities have been duly authorized, executed and delivered and, when duly authenticated in accordance with the terms of the Fiscal Agency Agreement and delivered to and paid for by the Managers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with its terms and entitled to the benefits provided by the Fiscal Agency Agreement subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iv)	The Fiscal Agency Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(v)	The statements set forth in the Listing Particulars under the caption “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Securities, fairly summarize in all material respects the matters therein described;

(vi)	No registration of the Securities under the Securities Act, and no qualification of an indenture under the United States Trust Indenture Act of 1939 with respect thereto, is required for the offer, sale and initial resale of the Securities by the Managers in the manner contemplated by this Agreement;

(vii)	The Company is not required, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be required, to register as an “investment company”, as such term is defined in the Investment Company Act (for purposes of this opinion, such counsel may rely on a certificate of an officer of the Company);

(c)	Sandra Leung, General Counsel for the Company, shall have furnished to you her written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

(i)	The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Listing Particulars;

(ii)	All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(iii)	To such counsel’s knowledge and other than as set forth in the Listing Particulars, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or any of its Significant Subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(iv)

The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Fiscal Agency Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such breaches, violations and defaults that individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or (iii) result in any violation of any law, statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except for such breaches, violations and defaults that individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect;

(v)	No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Fiscal Agency Agreement except for such consents, approvals, authorizations, registrations or qualifications as may be required in connection with the purchase and distribution of the Securities by the Managers; and

(vi)	Neither the Company nor any of its Significant Subsidiaries is in violation of its Certificate of Incorporation or By-laws or, to the best of such counsel’s knowledge, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults that individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(d)	On the date of the Listing Particulars prior to the execution of this Agreement and also on the Closing Date, each of PricewaterhouseCoopers LLP and Deloitte & Touche LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, to the effect set forth in Annex II-A and Annex II-B hereto;

(e)	(i) Neither the Company nor any of its Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Listing Particulars any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Listing Particulars, and (ii) since the respective dates as of which information is given in the Listing Particulars there shall not have been any change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Listing Particulars, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Listing Particulars;

(f)

On or after the date of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule

436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(g)	On or after the date of this Agreement there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the ISE; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange or the ISE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State or Western European authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or with respect to the Euroclear or Clearstream systems in Europe; (iv) the outbreak or escalation of hostilities involving the United States or in Europe or the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis involving the United States or Europe; or (v) any change in national or international financial, political or economic conditions, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Listing Particulars; and

(h)	The Company shall have furnished or caused to be furnished to the Representatives at the Closing Date certificates of officers of the Company on behalf of the Company, reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsection (e) of this Section.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Managers, this Agreement and all obligations of the Managers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered to the Closing Location on the Closing Date.

8.	(a)	The Company will indemnify and hold harmless each Manager against any losses, claims, damages or liabilities, joint or several, to which such Manager may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Listing Particulars, Listing Particulars, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Manager for any legal or other expenses reasonably incurred by such Manager in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Listing Particulars, Listing Particulars or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Manager through the Representatives expressly for use therein; and provided, further, that the company shall not be liable to any Manager under the indemnity agreement in this subsection (a) with respect to any Preliminary Listing Particulars to the extent that any such loss, claim, damage or liability of such Manager results from the fact that such Manager sold any Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Listing Particulars (excluding documents incorporated by reference) if the Company had previously furnished copies thereof in sufficient quantity to such Manager and the loss, claim, damage or liability of such Manager results from an untrue statement or omission of a material fact contained in the preliminary Listing Particulars that was identified in writing at such time to such Manager and corrected in the Listing Particulars (excluding documents incorporated by reference).

(b)	Each Manager will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Listing Particulars, Listing Particulars, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Listing Particulars, Listing Particulars or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Manager through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)

Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, if the indemnified party has determined, in its reasonable judgment, that there may be one or more defenses available to the indemnified party which may be different from or additional to those available to the indemnifying party and that the existence of such different or additional defenses creates, in the reasonable judgment of such indemnified party, a conflict in connection with the joint representation of the indemnified party and the indemnifying party, then the indemnified party shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel for the indemnified party shall be paid by the indemnifying party; provided, however, that the indemnifying party shall only be obligated to pay the reasonable fees and expenses of a single law firm (and any reasonably necessary local counsel) employed by all of the indemnified parties unless any indemnified party has determined, in its reasonable judgment, that there may be one or more defenses available to it which may be different from or additional to those available to another indemnified party and that the existence of such different or additional defense creates, in its reasonable judgment, a conflict in connection with the joint representation of the indemnified parties, in which case the indemnifying party shall be obligated to pay the reasonable fees and expenses of a separate single law firm (and any reasonably necessary local counsel) employed by each such indemnified party to which such conflict relates. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)

If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Managers on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Managers, in each case as set forth in the Listing Particulars. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Managers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Managers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Managers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e)	The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Manager and each person, if any, who controls any Manager within the meaning of the Securities Act; and the obligations of the Managers under this Section 8 shall be in addition to any liability which the respective Managers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

9.	If any one or more Managers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Manager or Managers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Managers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Managers) the Securities which the defaulting Manager or Managers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Manager or Managers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Managers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Managers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Manager or the Company. In the event of a default by any Manager as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Listing Particulars or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Manager of its liability, if any, to the Company and any nondefaulting Manager for damages occasioned by its default hereunder.

10.	The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Managers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Manager or any controlling person of any Manager, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11.

If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Manager except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Managers through you for all expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Managers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Manager except as provided in Sections 6 and 8 hereof.

12.	In all dealings hereunder, you shall act on behalf of each of the Managers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Manager made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Managers shall be delivered or sent by mail or facsimile transmission to the [intentionally omitted]; [intentionally omitted]; and [intentionally omitted]; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Listing Particulars, Attention: Secretary; provided, however, that any notice to a Manager pursuant to Section 8(b) hereof shall be delivered or sent by mail or facsimile transmission to such Manager at its address set forth in its Managers’ Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.	This Agreement shall be binding upon, and inure solely to the benefit of, the Managers, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Manager, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Manager shall be deemed a successor or assign by reason merely of such purchase.

14.	Time shall be of the essence of this Agreement.

15.	The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Managers, on the other, (ii) in connection therewith and with the process leading to such transaction each Manager is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Manager has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Manager has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Manager, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16.	This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Managers, or any of them, with respect to the subject matter hereof.

17.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18.	The Company and each of the Managers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.	This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

20.	Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Managers’ imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us, and upon the acceptance hereof by you, on behalf of each of the Managers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Managers and the Company. It is understood that your acceptance of this letter on behalf of each of the Managers is pursuant to the authority set forth in a form of Agreement among Managers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Bristol-Myers Squibb Company

By:
Name:
Title:

Accepted as of the date hereof:

[intentionally omitted]

By:
Name:
Title:

[intentionally omitted]

By:
Name:
Title:

[intentionally omitted]

By:
Name:
Title:

[intentionally omitted]

By:
Name:
Title:

[intentionally omitted]

SCHEDULE I

Manager	Principal Amount of 2016 Notes to be Purchased	Principal Amount of 2021 Notes to be Purchased
[intentionally omitted]	€95,643,940	€95,643,940
[intentionally omitted]	€95,643,940	€95,643,940
[intentionally omitted]	€95,643,939	€95,643,939
[intentionally omitted]	€71,022,727	€71,022,727
[intentionally omitted]	€71,022,727	€71,022,727
[intentionally omitted]	€71,022,727	€71,022,727

Total	€500,000,000	€500,000,000

SCHEDULE II

(a)	Additional Documents Incorporated by Reference:

None.

ANNEX I

(1)	Each Manager understands that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Manager represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each Manager agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Manager agrees that, at or prior to confirmation of sale of Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this paragraph have the meanings given to them by Regulation S.

Each Manager further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates, each other Manager or with the prior written consent of the Company.

(2)	Each Manager agrees that it and each of its affiliates will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Manager understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Manager agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with express written consent of the Representatives and then only at its own risk and expense.

(3)

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Manager represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(4)

(a)	Austria. Each Manager represents and agrees that the Securities may be offered and sold in Austria only in accordance with the provisions of the Banking Act, the Securities Supervision Act of Austria (Bankwesengesetz and Wertpapieraufsichtsgesetz) and any other applicable Austrian law. Each Manager understands that the Securities have not been admitted to public offer in Austria under the provisions of the Capital Markets Act or the Investment Fund Act or the Exchange Act (Kapitalmarktgesetz, Investmentfondsgesetz or Börsengesetz). Consequently, in Austria, it is understood that the Securities may not be offered or sold directly or indirectly by way of a public offering in Austria and will only be available to a limited group of persons within the scope of their professional activities.

(b)	Denmark. Each Manager represents and agrees that the Listing Particulars have not been and will not be filed with or approved by the Danish Financial Supervisory Authority or any other regulatory authority in Denmark, and the Securities have not been and are not intended to be listed on a Danish stock exchange or a Danish authorized market place. Furthermore, each Manager understands that the Securities have not been and will not be offered to the public in Denmark, and consequently, the Listing Particulars may not be made available nor may the Securities otherwise be marketed or offered for sale directly or indirectly in Denmark, except to qualified investors within the meaning of, or otherwise in compliance with an exemption set forth in, Executive Order No. 306 of 28 April 2005.

(c)	France. Each Manager represents and agrees that the Securities have not been and will not be offered or sold to the public in France (appel public à l’épargne), and no offering or marketing materials relating to the Securities must be made available or distributed in any way that would constitute, directly or indirectly, an offer to the public in the Republic of France. It is understood that the Securities may only be offered or sold in the Republic of France to qualified investors (investisseurs qualifiés) and/or to a limited group of investors (cercle restreint d’ investisseurs) as defined in and in accordance with articles L.411-1 and L.411-2 of the French Code monétaire et financier and Decree n°98-880 dated October 1, 1998. Each Manager agrees that prospective investors will be informed that: (i) the Listing Particulars have not been submitted for clearance to the French financial market authority (Autorité des Marchés Financiers); (ii) in compliance with Decree n°98-880 dated October 1, 1998, any investors subscribing for the Securities should be acting for their own account; and (iii) the direct and indirect distribution or sale to the public of the Securities acquired by them may only be made in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 of the French Code monétaire et financier.

(d)	Germany. Each Manager represents and agrees that the offering of the Securities is not a public offering in the Federal Republic of Germany and the Securities may be offered and sold in the Federal Republic of Germany only in accordance with the provisions of the Securities Prospectus Act of the Federal Republic of Germany (Wertpapierprospektgesetz, WpPG) and any other applicable German law. Consequently, in Germany, each Manager agrees that the Securities will only be available to and the Listing Particulars and any other offering material in relation to the Securities are directed only at persons who are qualified investors (qualifizierte Anleger) within the meaning of Section 2 No. 6 of the Securities Prospectus Act. Each Manager understands that any resale of the Securities in Germany may only be made in accordance with the Securities Prospectus Act and other applicable laws.

(e)	Ireland. Each Manager represents and agrees that the Securities may be offered or sold in Ireland only in accordance with the European Communities (Stock Exchange) Regulations 1984, the Investment Intermediaries Act, 1995 (as amended) and the Companies Act 1963 to 2005 and all other applicable Irish laws and regulations.

(f)

Italy. Each Manager represents and agrees that the offering of the Securities in Italy has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly: (i) the Securities cannot be offered, sold or delivered in the Republic of Italy (“Italy”) in a solicitation to the public at large (sollecitazione all’investimento) within the meaning of Article 1, paragraph 1, letter (t) of Legislation Decree no. 58 of February 24, 1998 (the “Financial Services Act”), nor may any copy of the Listing Particulars or any other document relating to the Securities be distributed in Italy, (ii) the Securities cannot be offered, sold and/or delivered, nor may any copy of these listing particulars or any other document relating to the Securities be distributed, either in the primary or in the secondary market, to individuals resident in Italy, and (iii) sales of the Securities in Italy shall only be: (a) negotiated with “Professional Investors” (operatori qualificati), as defined under Article 31, paragraph 2, of CONSOB Regulation no. 11522 of July 1, 1998, as amended (“CONSOB Regulation 11522”), (b) effected in compliance with Article 129 of the Legislative Decree no. 385 of September 1, 1993 (the “Italian Banking Act”) and the implementing instructions of the Bank of Italy, (c) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Italian Banking Act, the Financial Services Act, CONSOB Regulation 11522 and all the other relevant provisions of Italian law and (d) effected in accordance with any other Italian securities, tax and exchange control and other applicable laws and regulations and any other applicable requirement or limitation which may be imposed by CONSOB or the Bank of Italy. Insofar as the requirements above are based on laws which are suspended at any time pursuant to the European Union’s Directive 2003/71/EC (the “Prospectus Directive”), each Manager understands that such requirements shall be replaced by the applicable requirements under the Prospectus Directive or the relevant implementing laws.

(g)	Grand Duchy of Luxembourg. Each Manager represents and agrees that this offering should not be considered a public offering in the Grand Duchy of Luxembourg, and that the Listing Particulars may not be reproduced or used for any purpose other than this offering, nor provided to any person other than the recipient thereof. Each Manager represents that the Securities are offered to a limited number of sophisticated investors in all cases under circumstances designed to preclude a distribution, which would be other than a private placement. It is further understood that all public solicitations are banned and the sale may not be publicly advertised.

(h)	The Netherlands. Each Manager represents and agrees that (a) it is a professional market party (“PMP”) within the meaning of Section 1(e) of the Exemption Regulation of June 26, 2002 in respect of the Act on the Supervision of the Credit System 1992 (Vrijstellingsregeling Wtk 1992), as amended from time to time (the “Exemption Regulation”), where applicable read in conjunction with the policy rules of the Dutch Central Bank (de Nederlandsche Bank N.V.) on key concepts of market access and enforcement of the Act on the Supervision of the Credit System 1992 (Wet toezicht Kredietwezen 1992) published on December 29, 2004 (Beleidsregel 2005 kernbegrippen markttoetreding en handhaving Wtk 1992) (the “Policy Rules”), and Section 2 of the Policy Rules, as amended, supplemented and restated from time to time and (b) it has offered or sold and will offer or sell, directly or indirectly, as part of the initial distribution or at any time thereafter, the Securities exclusively (i) to PMPs as reasonably identified by the Company on the issue date or (ii) to persons which cannot reasonably be identified as PMPs by the Company on the issue date, provided that the Securities have a denomination of €50,000 (or the equivalent in any other currency) and shall upon their issuance be included in a clearing institution that is established in an EU Member State, the United States, Japan, Australia, Canada or Switzerland; so that it can reasonably be expected that the Managers will transfer the Securities exclusively to other PMPs.

Each Manager understands that generally, Securities (including rights representing an interest in a global note) may not be offered, sold, transferred or delivered at any time by anyone, directly or indirectly, to individuals or legal entities who or which are established, domiciled or have their residence in The Netherlands (“Dutch Residents”) other than to PMPs acquiring the Securities for their own account. Each Manager further agrees that Dutch Residents, by purchasing Securities (or any interest therein), will be deemed to have represented and agreed for the benefit of the Company that (i) they are a PMP and acquire the Securities for their own account, (ii) such Securities

(or any interest herein) may not be offered, sold, pledged or otherwise transferred to Dutch Residents other than to a PMP acquiring for its own account or for the account of another PMP and (iii) they will provide notice of this transfer restriction to any subsequent transferee.

It is further understood that, and without prejudice to the relevant restrictions set out above, the Securities that are offered in The Netherlands may only be offered and such an offer may only be announced: (i) if the Securities have a denomination of at least €50,000 or the equivalent in any other currency; (ii) if the Securities, irrespective of their denomination, can be acquired only as a package for a consideration of at least €50,000 or the equivalent in any other currency; and/or (iii) to professional market parties within the meaning of Section 1a paragraph 3 of the Exemption Regulation to the Dutch Securities Supervision Act 1995 (Vrijstellingsregeling Wet toezicht effectenverkeer 1995); and otherwise (iv) in accordance with the Dutch Securities Supervision Act 1995 (Wet toezicht effectenverkeer 1995) and corresponding regulations, as amended from time to time.

(j)	Spain. Each Manager represents and agrees that the Securities may not be offered or sold in Spain except in accordance with the requirements of the Spanish Securities Market Law (Ley 24/1988, de 28 de julio, del Mercado de Valores), as amended and restated, and Royal Decree 291/1992, on issues and public offerings for the sale of securities (Real Decreto 291/1992, de 27 de marzo, sobre emisiones y ofertas públicas de venta de valores), as amended and restated, and the decrees and regulations made thereunder. Each Manager understands that the Securities may not be sold, offered or distributed to persons in Spain except (i) in circumstances which do not constitute an offer of securities in Spain within the meaning of Spanish Securities Market Law and further relevant legislation or (ii) pursuant to Article 7 of Royal Decree 291/1992 and subject to compliance with the registration requirements set out therein. Each Manager represents that the Listing Particulars have not been registered with the Spanish Securities Market Commission (Comisión Nacional del Mercado de Valores) and therefore it is not intended for the offering or sale of the Securities in Spain.

(k)	Switzerland. Each Manager represents and agrees that the Securities may be offered in Switzerland on the basis of a private placement and not as a public offering. It is understood that the Securities will neither be listed on the SWX Swiss Exchange nor are they subject to Swiss Law. These Listing Particulars do not constitute a prospectus within the meaning of Art. 1156 of the Swiss Federal Code of Obligations or Art. 32 et seq. of the Listing Rules of the SWX Swiss Exchange, and does not comply with the Directive for Notes of Foreign Borrowers of the Swiss Bankers Association. Each Manager agrees that it will not apply for a listing of the Securities on any Swiss stock exchange or other Swiss regulated market and these Listing Particulars may not comply with the information required under the relevant listing rules. Each Manager represents that the Securities have not and will not be registered with the Swiss Federal Banking Commission or any other Swiss authority for any purpose, whatsoever.

(l)	United Kingdom. Each Manager represents and agrees that (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

ANNEX II-A

Pursuant to Section 7(d) of the Subscription Agreement, Deloitte & Touche LLP shall furnish letters to the Managers to the effect that:

(i)	They are an independent registered public accounting firm with respect to the Company and its subsidiaries under rule 101 of the Code of Professional Conduct of the Public Company Accounting Oversight Board (United States), and its interpretations and rulings;

(ii)	On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Listing Particulars, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, they inquired of officials of the Company whether:

(A)	the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Listing Particulars are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with the basis for the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Listing Particulars;

(B)	any other unaudited income statement data and balance sheet items included in the Listing Particulars do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Listing Particulars;

(C)	the unaudited financial statements which were not included in the Listing Particulars but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Listing Particulars and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Listing Particulars;

(D)	any unaudited pro forma consolidated condensed financial statements included in the Listing Particulars do not comply as to form in all material respects with the applicable accounting requirements or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E)

as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of

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the latest financial statements included in the Listing Particulars or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Listing Particulars except in each case for changes, increases or decreases which the Listing Particulars discloses have occurred or may occur or which are described in such letter; and

(F)	for the period from the date of the latest financial statements included in the Listing Particulars to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Listing Particulars discloses have occurred or may occur or which are described in such letter; and

(v)	In addition to the examination referred to in their report(s) included in the Listing Particulars and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Listing Particulars, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

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ANNEX II-B

Pursuant to Section 7(d) of the Subscription Agreement, PricewaterhouseCoopers LLP shall furnish letters to the Managers to the effect that:

(i)	As of March 13, 2006 and during the period covered by the financial statements on which they reported, they were are an independent registered public accounting firm with respect to the Company and its subsidiaries under rule 101 of the Code of Professional Conduct of the Public Company Accounting Oversight Board (United States), and its interpretations and rulings;

(ii)	In their opinion, the consolidated financial statements and financial statement schedules audited by them and included in the Listing Particulars comply as to form in all material respects with the applicable requirements of the Exchange Act and the related published rules and regulations;

(iii)	In addition to the examination referred to in their report(s) included in the Listing Particulars and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Listing Particulars, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

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